Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTY

This First Amendment to Guaranty (this “Amendment”), dated as of December 14, 2023, is by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (“MSMCH”), as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) for MORGAN STANLEY BANK, N.A., a national banking association (“MSBNA”) and such other financial institutions from time to time party to the Master Repurchase Agreement (as defined below), and FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, MSBNA and FS CREIT Finance MS-1 LLC, a Delaware limited liability company (“Seller”), are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of October 13, 2022 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, Guarantor has executed and delivered to Administrative Agent, on behalf of Buyers, that certain Guaranty, dated as of October 13, 2022 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Guaranty”); and

WHEREAS, Guarantor and Administrative Agent, on behalf of Buyers, wish to modify certain terms and provisions of the Guaranty.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Guaranty. The Guaranty is hereby amended as follows:

Section 9(a)(ii) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“(ii) as of the end of each fiscal quarter of Guarantor, permit the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense (x) on the fiscal quarter ending on December 31, 2023, to be less than 1.50 to 1.00, (y) on the fiscal quarters ending on March 31, 2024 and June 30, 2024, to be less than 1.30 to 1.00 and (z) at any time thereafter, to be less than 1.40 to 1.00, calculated (in each case) on a trailing four-quarter basis;”

2. No Material Adverse Effect, Margin Deficit, Default or Event of Default. Guarantor represents that no Margin Deficit, Event of Default, Default or, to Guarantor’s knowledge, Material Adverse Effect has occurred and is continuing as of the date hereof, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Guarantor of this Amendment.

3. Representations and Warranties.

(a) All representations and warranties in the Guaranty are true, correct, complete and accurate in all respects as of the date hereof (except such representations which by their terms speak as of a specified date);

(b) no amendments have been made to the organizational documents of Guarantor since October 13, 2022; and

(c) the person signing this Amendment on behalf of Guarantor is duly authorized to do so on its behalf.

4. Effectiveness. The effectiveness of this Amendment is subject to receipt by Administrative Agent, on behalf of Buyers, of the following:

(a) Amendment. This Amendment, duly executed and delivered by Guarantor and Administrative Agent, on behalf of Buyers.

(b) Fees. Payment of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent, incurred by Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

5. Continuing Effect; Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Guaranty and the other Transaction Documents are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Administrative Agent and Buyers and agreements subordinating rights and liens to the rights and liens of Administrative Agent, on behalf of Buyers, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Administrative Agent and Buyers, and each party subordinating any right or lien to the rights and liens of Administrative Agent, on behalf of Buyers, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment. This Amendment shall be deemed a “Transaction Document” for all purposes under the Master Repurchase Agreement.

6. Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. This Amendment and any other Transaction Document may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature, (b) accepts the Electronic Signature of each other party to this Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures.

7. Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Administrative Agent and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

8. Governing Law. The provisions of Section 18 of the Guaranty are incorporated herein by reference.

9. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.

10. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11. References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

12. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Buyers under the Guaranty, the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Guaranty, the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

ADMINISTRATIVE AGENT, ON BEHALF OF BUYERS:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ William P. Bowman
Name: William P. Bowman
Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Guaranty]

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ Stephen S. Sypherd
Name: Stephen Sypherd
Title: Vice President, Treasurer and Secretary

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[Signature Page to First Amendment to Guaranty]